Exhibit 99.1
Talen Energy Continues Portfolio Expansion with Acquisition of Additional High-Quality PJM Natural Gas Assets from Energy Capital Partners

HOUSTON, January 15, 2026 – Talen Energy Corporation (“Talen,” “we,” or “our”) (NASDAQ: TLN), a leading independent power producer, announced it has signed definitive agreements to add approximately 2.6 gigawatts of natural gas generation capacity to Talen’s portfolio through the acquisition of the Waterford Energy Center (“Waterford”) and Darby Generating Station (“Darby”) in Ohio and the Lawrenceburg Power Plant (“Lawrenceburg”) in Indiana from Energy Capital Partners (“ECP”). The acquisition will substantially expand Talen’s presence in the western PJM market and add additional efficient baseload generation assets to its fleet.
The acquisition price is $3.45 billion and consists of approximately $2.55 billion in cash and approximately $900 million1 in Talen stock. The price reflects an attractive multiple of approximately 6.6x 2027E adjusted EBITDA. The transaction is expected to provide immediate and significant adjusted free cash flow per share accretion in excess of 15% annually through 2030E. Additionally, these assets are expected to achieve an approximately 85% unlevered free cash flow conversion rate before recognition of any tax benefits.
“This acquisition further diversifies Talen’s generation portfolio by adding both baseload capacity and strong cash flow contribution and enhances our presence in the western PJM market, which has significant data center tailwinds,” said Mac McFarland, Talen Chief Executive Officer. “The transaction is immediately cash flow accretive and maintains our balance sheet discipline. Following on the heels of our acquisition of Freedom and Guernsey in 2025, it is another great example of our ‘Talen flywheel’ strategy.”
“ECP invested in this portfolio to serve rapid load growth in the Ohio region with efficient, baseload natural gas assets; we continue to believe this is PJM's most exciting narrative,” said Andrew Gilbert, ECP Partner. “Talen has demonstrated that its platform of scale is uniquely positioned to serve PJM’s large customers and, with this transaction, will only be better positioned to do so. As a significant shareholder, ECP is excited to enhance our exposure to Ohio's growth via Talen’s successful flywheel strategy.”
“When this transaction is complete, Talen will have approximately doubled its expected annual generation output inside of two years, meaningfully diversified our fleet, and materially increased our free cash flow per share,” said Terry Nutt, Talen President. “We are also excited to welcome ECP as a significant Talen shareholder.”
Key Strategic and Acquisition Highlights
▪Expands and Diversifies Talen’s Fleet: The 1,218-megawatt Lawrenceburg and 869-megawatt Waterford facilities are highly efficient and modern CCGTs that add both baseload generation and cash flow diversification. The plants have an average heat rate of approximately 7,000 Btu/kWh and capacity factors greater than 80%. Their highly efficient dispatch profile results in significant energy margin, while the low cost and capital requirements provide strong cash flow conversion. The 480-megawatt Darby facility operates as a peaking unit and can provide attractive commercial flexibility. All three facilities have reliable access to low-cost gas from the Marcellus and Utica shale formations and continue the geographic and fuel diversification reflected by the previous Freedom and Guernsey acquisitions.
▪Enhances Platform for Data Center and Large-load Contracting: The addition of the facilities to Talen’s portfolio enhances Talen’s ability to offer reliable, scalable, grid-supported, and regionally diverse low-carbon capacity to hyperscale data centers and large commercial off-takers. The expansion of operations in Ohio allows Talen to serve a growing, top-tier data center market.
▪Unlocks Material Value Day One: The transaction is expected to be immediately accretive to adjusted free cash flow per share by over 15% annually through 2030E.
▪Maintains Balance Sheet Strength: Talen expects robust pro forma cash flows to drive rapid deleveraging with the ability to achieve a net leverage target of 3.5x or lower by year-end 2026.
▪Stock Consideration: ECP has agreed to receive approximately $900 million of consideration in the form of Talen equity and will become a significant shareholder post close.

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(1) 2.4 million shares to be issued to ECP, which is expected to result in ECP owning approximately 5% of pro forma combined Talen equity estimated as of assumed closing date.

Additional Transaction Details
Talen expects to issue new debt to fund the cash portion of the purchase price.
The transaction is expected to close early in the second half of 2026 and is subject to the satisfaction of customary closing conditions, including the expiration or termination of the waiting period pursuant to the Hart-Scott-Rodino Act of 1976, and regulatory approvals from the Federal Energy Regulatory Commission, Indiana Utility Regulatory Commission and other regulatory agencies.
Advisors
RBC Capital Markets is exclusive M&A advisor to Talen. Kirkland & Ellis LLP and White & Case LLP are legal counsel to Talen.
Jefferies LLC and PEI Global Partners are financial advisors to ECP. Milbank Tweed LLP is legal counsel to ECP.
Investor Call
Talen will host an investor call at 8:30 a.m. ET today, Thursday, January 15, 2026. To participate in the call, please register for the webcast via the page linked here. Participants can also join by phone by registering via the form linked here prior to the start time of the call to receive a conference call dial-in number. For those unable to participate in the live event, a digital replay will be archived for approximately one year and available on the Events page of Talen’s Investor Relations website linked here.
About Talen
Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 13.1 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet principally located in the Mid-Atlantic, Ohio and Montana. Our team is committed to generating power safely and reliably and delivering the most value per megawatt produced. Talen is also powering the digital infrastructure revolution. We are well-positioned to serve this growing industry, as artificial intelligence data centers increasingly demand more reliable, clean power. Talen is headquartered in Houston, Texas. For more information, visit https://www.talenenergy.com/.
About Energy Capital Partners
Energy Capital Partners (ECP), founded in 2005, is a leading investment firm across energy transition infrastructure, with a focus on investing in electricity and sustainability infrastructure providing reliable, affordable and clean energy. In 2024, ECP combined with London-listed Bridgepoint Group Plc (LSE: BPT.L) to create a global leader in value-added middle-market investing with a combined $87 billion of assets under management across private equity, credit, and infrastructure.
Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this communication, or incorporated by reference into this communication, are forward-looking statements. Throughout this communication, we have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecasts,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. Forward-looking statements address future events and conditions concerning, among other things the proposed Lawrenceburg, Waterford, and Darby acquisition, including the financing, expected timing and completion (including required regulatory approvals), and anticipated impacts thereof, the integration of and anticipated benefits from the recent Freedom and Guernsey acquisitions, earnings, litigation, regulatory matters, hedging, liquidity and capital resources, accounting matters, expectations, beliefs, plans, objectives, goals, strategies, future events or performance, shareholder returns and underlying assumptions.
Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this communication. All of our forward-looking statements include assumptions underlying or relating to such statements that may cause actual results to differ materially from expectations and are subject to numerous factors that present considerable risks and uncertainties.

Talen Contact Information
Investor Relations
Sergio Castro
Vice President & Treasurer
(281) 203-5315
InvestorRelations@talenenergy.com

Media Contact
Taryne Williams
Director, Corporate Communications
Taryne.Williams@talenenergy.com

ECP Media Contact
FGS Global
Akash Lodh / Nick Rust
ECP@fgsglobal.com

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